Exhibit 99.1

NEWS FROM TERRA NITROGEN COMPANY, L.P.	AUG. 5, 2010

Terra Nitrogen Company, L.P. Reports Second Quarter Results

DEERFIELD, IL (Aug. 5, 2010)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) reported net earnings of $66.7 million on revenues of $166.9 million for the second quarter ended June 30, 2010.  This compares to net earnings of $60.8 million on revenues of $142.8 million for the 2009 second quarter.  Net income allocable to Common Units was $41.1 million ($2.22 per Common Unit) and $38.0 million ($2.05 per Common Unit) for the 2010 and 2009 second quarters, respectively.

For the first six months of 2010, TNCLP reported net earnings of $100.6 million on revenues of $285.7 million.  This compares to net earnings of $104.1 million on revenues of $308.1 million for the first half of 2009.  Net income allocable to Common Units was $74.0 million ($4.00 per Common Unit) and $65.5 million ($3.54 per Common Unit) for the first six months of 2010 and 2009, respectively.

On July 28, TNCLP announced a cash distribution for the quarter ended June 30, 2010, of $2.36 per common limited partnership unit payable August 25, 2010, to holders of record as of August 10, 2010.

Analysis of Results
Revenues for the 2010 second quarter totaled $166.9 million, compared to revenues of $142.8 million for the 2009 second quarter.  This increase was due to higher ammonia and urea ammonium nitrate (UAN) sales volumes, and was offset partially by lower ammonia and UAN selling prices.  Higher ammonia and UAN sales volumes were due to higher corn plantings and ideal conditions for pre-plant ammonia application.

From the 2009 to the 2010 second quarter, TNCLP’s:

•                  Ammonia and UAN sales volumes increased by 23 and 32 percent, respectively.

•                  Ammonia and UAN selling prices decreased by 24 and 7 percent, respectively.

•                  Natural gas unit costs increased by 3 percent.

CF Industries’ Acquisition of Terra Industries
On April 15, 2010, CF Industries Holdings, Inc. (NYSE: CF) (CF Industries) completed the final steps in its acquisition of Terra Industries Inc. (former NYSE: TRA) (Terra).

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-

owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Discontinuation of Hedge Accounting
Effective in April 2010, TNCLP discontinued the use of hedge accounting for derivative instruments, including natural gas swaps.  This change did not affect TNCLP’s gas purchasing decisions, related hedging approach or cash flows.  The impact on second quarter results of discontinuing hedge accounting was not significant.

About TNCLP
Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP Distributions
This release serves a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.  As a result, these statements speak only as of the date they were made and TNCLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  These risks, uncertainties and assumptions include, among others:

•                  the volatile cost of natural gas;

•                  the cyclical nature of our business;

•                  the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate;

•                  conditions in the U.S. agricultural industry;

•                  weather conditions;

•                  our ability to accurately predict seasonal demand for our products;

•                  risks involving derivatives and the effectiveness of our risk measurement and hedging activities;

•                  risks related to TNCLP’s reliance on one production facility;

•                  reliance on third party transportation providers;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to GHG emissions, climate change or other environmental requirements;

•                  acts of terrorism and regulations to combat terrorism;

•                  CF and its affiliates engage in fertilizer manufacturing;

•                  dependence on CF and its employees;

•                  deterioration of global market and economic conditions.

•                  potential inability to renew our credit facility; and

Additional information as to these and other factors can be found in TNCLP’s 2009 10-K and in TNCLP’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.

# # #

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	June 30,	December 31,	June 30,
	2010	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$94.6	$24.8	$95.2
Due from affiliate	—	3.8	3.8
Accounts receivable, net	21.6	23.9	26.5
Inventories, net	29.8	29.5	29.4
Prepaid expenses and other current assets	0.8	5.4	4.1
Total current assets	146.8	87.4	159.0
Property, plant and equipment, net	80.1	79.1	71.4
Other assets	12.5	15.3	7.9
Total assets	$239.4	$181.8	$238.3
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$21.8	$23.4	$16.1
Due to affiliate	1.8	—	—
Customer prepayments	0.4	16.4	12.9
Other current liabilities	—	—	2.3
Total current liabilities	24.0	39.8	31.3
Noncurrent liabilities	0.3	0.7	0.6
Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized and outstanding	203.9	152.8	189.6
Limited partners’ interests, 184,072 Class B Common Units authorized and outstanding	0.6	(0.2)	0.5
General partners’ interest	10.6	(14.5)	17.4
Accumulated other comprehensive income (loss)	—	3.2	(1.1)
Total partners’ capital	215.1	141.3	206.4
Total liabilities and partners’ capital	$239.4	$181.8	$238.3

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Product revenues	$166.7	$142.6	$285.3	$307.7
Other income	0.2	0.2	0.4	0.4
Total revenues	166.9	142.8	285.7	308.1
Costs and expenses:
Cost of goods sold	97.5	78.0	176.7	195.0
Gross margin	69.4	64.8	109.0	113.1
Operating expenses	2.7	4.1	8.3	9.4
Earnings from operations	66.7	60.7	100.7	103.7
Interest expense (income) - net	—	0.1	(0.1)	0.4
Net earnings	$66.7	$60.8	$100.6	$104.1
Allocation of net earnings:
General Partner	$24.9	$22.2	$25.6	$37.6
Class B Common Units	0.7	0.6	1.0	1.0
Common Units	41.1	38.0	74.0	65.5
Net earnings	$66.7	$60.8	$100.6	$104.1

Net earnings per Common Unit	$2.22	$2.05	$4.00	$3.54

TERRA NITROGEN COMPANY, L.P.

Summarized operating information

	2010		2009
	Sales	Average	Sales	Average
	Volumes	Unit Price	Volumes	Unit Price
Three Months Ended June 30,	(000 tons)	($/ton)(2)	(000 tons)	($/ton)(2)
Ammonia	101	$339	82	$444
UAN(1)	544	$210	412	$226

	2010		2009
	Sales	Average	Sales	Average
	Volumes	Unit Price	Volumes	Unit Price
Six Months Ended June 30,	(000 tons)	($/ton)(2)	(000 tons)	($/ton)(2)
Ammonia	153	$329	187	$440
UAN(1)	1,014	$199	778	$255

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Natural Gas Costs/MMBtu(3)	$4.37	$4.26	$4.83	$5.68

(1)	The nitrogen content of UAN is 32% by weight.
(2)	After deducting outbound freight costs.
(3)	Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.